Exhibit 99.3

Rubicon Financial Incorporated Announces Acquisition of Its First Financial Services Subsidiary

Thursday March 15, 9:30 am ET

IRVINE, Calif.--(BUSINESS WIRE)--Rubicon Financial Incorporated (OTCBB:RBCF - News) today announced that on February 1, 2007 it closed on the acquisition of Rubicon Financial Insurance Services, Inc., RBCF's first financial service company acquisition.

Rubicon Insurance is a full service insurance agency offering personal and commercial lines, health and life insurance products to individuals and companies. Rubicon Insurance is currently licensed to do business in California and intends to expand to other states on the West Coast over the next two years.

"Clearly this acquisition marks a milestone in implementing and executing on our business model to become a diversified financial services company," stated RBCF CEO, Joe Mangiapane. "Rubicon Insurance is an important building block for the implementation of our business strategy of providing a bundled, single-source, financial services boutique."

Rubicon Insurance markets its services to other financial services companies by implementing the "Innovative Insurance Integration" (i3) marketing plan.

"By implementing the "i3" marketing approach, we hope to become the preferred outlet for insurance services for all of our referral partners; including the real estate and funding sector, individual tax accountants, tax attorneys, stockbrokers and investment banking firms," stated Todd Torneo, President of Rubicon Insurance.

With regards to the mortgage and real estate sector, Rubicon Insurance is able to provide new home buyers and clients refinancing loans with homeowner's, automobile and life insurance products.

When working with tax attorneys and tax accountants, Rubicon Insurance can implement life insurance and annuities that will compliment existing retirement plans and create tax advantages for their clients.

Rubicon Insurance currently partners with securities brokers to provide insurance products necessary for the broker to achieve their client's goals, such as term and universal life insurance, annuities, and long term care insurance.

Finally, investment banking firms can work with Rubicon Insurance to provide directors and officers insurance, errors and omissions insurance, and key man insurance for their corporate clientele.

Rubicon Insurance intends to integrate its insurance products into the services offered by these companies, to effectively bundle the two products together.

About the Acquisition:

The acquisition was accomplished through a reverse triangular merger among RBCF, a wholly owned subsidiary of RBCF, and Rubicon Insurance. The agreement and plan of merger provided that the subsidiary merged with and into Rubicon Insurance, with Rubicon Insurance as the surviving corporation. RBCF issued 50,000 shares of its common stock in exchange for 100% of the outstanding securities of Rubicon Insurance. Upon the closing of the Merger, Rubicon Insurance became a wholly owned subsidiary of RBCF.

A copy of the Rubicon Insurance merger agreement was filed as an exhibit to a Form 8-K filed on February 23, 2007, which is currently available through the SEC's website (www.sec.gov). This Form 8-K will be amended within 71 days of the completion of the merger to attach Rubicon Insurance's financial statements for the period from Inception (October 27, 2005) through December 31, 2006.

About Rubicon Financial Incorporated:

Rubicon Financial Incorporated is a publicly-traded holding company that intends to acquire private companies in the financial services industry and leverage their strengths within a holding company structure. Rubicon has located its headquarters to the Orange County area of Southern California in order to capitalize on the perceived large and sophisticated customer base located there. The types of financial services Rubicon intends to offer are those of: insurance, both personal and commercial; mortgage and real estate services; retail brokerage services; securities market making; online trading; and investment banking for small to midsized companies. Each segment of these services will be an individual licensed entity under the parent holding company of Rubicon. Rubicon currently has several letters of intent to acquire private companies that it plans to execute in the near future.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the Rubicon Insurance acquisition; the size of Rubicon Insurance and its financial results; the ability of Rubicon to execute its business plan and become a diversified financial services company; the ability of Rubicon to successfully integrate Rubicon Insurance's business into its own; the successful acquisition of other financial services companies; any other effects resulting from the Rubicon Insurance acquisition; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Rubicon makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the Securities and Exchange Commission. Rubicon undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Rubicon Financial Incorporated

Terry Davis, 949-798-7220